Exhibit 10.1


JITNEY-JUNGLE STORES OF AMERICA, INC.




October 16, 1996



Mr. Michael E. Julian
P. O. Box 1289
Norfolk, VA  23501-1289

Dear Mike:

The purpose of this letter is to confirm our agreement regarding your fees for certain consulting services provided by you to Jitney-Jungle Stores of America, Inc., during the past six months. These services have included (1) advice on the development of a Frequent Shoppers Card marketing program; (2) advice on labor scheduling and productivity improvement; (3) a market analysis and expansion plan for our Memphis market area; (4) advice on the produce cross dock; (5) development of a discount store strategy; and (6) general strategic planning. We appreciate the extensive time you devoted to these projects, including your travel, site visits and meetings with management. For your services, we have agreed to pay you a fee of $170,000. Enclosed you will find our check in payment of this amount.

Please acknowledge your agreement with the foregoing and receipt of this fee by executing and returning a copy of this letter.


                                           Sincerely,

                                           JITNEY-JUNGLE STORES OF AMERICA, INC.

                                           By: /s/ Roger P. Friou
                                           ----------------------
                                           Roger P. Friou
                                           President


Agreed and Acknowledged:

/s/ Michael E. Julian
---------------------
Michael E. Julian